UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 31, 2005

COVENANT TRANSPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Covenant Transport, Inc., a Nevada corporation (the “Company"), filed a Current Report on Form 8-K on September 1, 2005, to report the acceleration of vesting of all outstanding employee stock options. The Company is filing this Form 8-K/A to include a reference to grants made under the Company’s Incentive Stock Plan (Amended and Restated as of May 17, 2001), as well as grants made under the Company’s 2003 Incentive Stock Plan.

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2005, the Company accelerated the vesting of all employee stock options outstanding under the Company's Incentive Stock Plan (Amended and Restated as of May 17, 2001) and the Company's 2003 Incentive Stock Plan. Options to purchase approximately 170,000 shares of the Company's Class A common stock became exercisable on August 31, 2005.

The primary purpose of the accelerated vesting was to eliminate future compensation expense the Company would otherwise recognize in its statement of operations with respect to these accelerated options upon the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R will require that compensation expense associated with stock options be recognized in the statement of operations, rather than as a footnote disclosure in the Company’s consolidated financial statements. The acceleration of the vesting of these options did not result in a charge based on generally accepted accounting principles.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORT, INC.

Date: September 7, 2005	By:	/s/ Joey B. Hogan
Joey B. Hogan Executive Vice President and Chief Financial Officer